SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2007

STRATSSM Trust for BellSouth Telecommunications Securities, Series 2003-1
(Exact Name of Registrant as Specified in Charter)

Synthetic Fixed-Income Securities, Inc.
(Exact Name of Sponsor and Depositor as Specified in its Charter)

333-70808-04
Delaware	001-32029	52-2316339

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Numbers)	Identification No.)

Synthetic Fixed Income Securities, Inc.
301 South College
Charlotte, North Carolina		28288

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 383-7727

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01	Other Events

On March 8, 2007 STRATSSM Trust for BellSouth Telecommunications Securities, Series 2003-1 (the “Trust”), together with U.S. Bank Trust National Association (the “Trustee”), in its capacity as trustee for the Trust, executed the Supplemental Trust Agreement No. 1 to the documents governing the Trust and its certificates allowing the certificates to be de-listed from the New York Stock Exchange (“NYSE”) and for the Trust’s reporting obligations under the Securities Exchange Act of 1934, as amended to be terminated, a copy of which is attached as exhibit 4.1 hereto. The Supplemental Trust Agreement No. 1 became effective on March 12, 2007 upon satisfaction of the conditions to effectiveness described therein.

On March 12, 2007, STRATSSM Trust for BellSouth Telecommunications Securities, Series 2003-1 issued a press release regarding its intention to seek approval from the New York Stock Exchange (the “Exchange”) and the Securities and Exchange Commission (the “Commission”) to terminate and strike from listing and registration on the Exchange the STRATSSM BellSouth Telecommunications Securities, Series 2003-1 Certificates, a copy of which is attached as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Synthetic Fixed-Income Securities,
Inc.
(Registrant)

By:	/s/ Jeremy Swinson

Name:	Jeremy Swinson
Title:	Vice President

Date: March 12, 2007

EXHIBIT INDEX

Exhibit 4.1	Supplemental Trust Agreement No. 1, dated March 8, 2007
Exhibit 99.1	Press release, dated March 12, 2007